SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 7, 2006

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

Financial Industries Corporation (“FIC”) has entered into a change of control agreement (the “Agreement”) with Vincent L. Kasch, Chief Financial Officer of FIC, effective September 7, 2006. The following sets forth a description of certain of the material provisions of the Agreement:

•

This agreement applies if a change of control (as defined in the Agreement) occurs, and Mr. Kasch is terminated without cause (as defined in the Agreement) within twelve months after such change of control. The Agreement provides that in such an event, Mr. Kasch’s then-current bi-weekly salary and benefits, will continue to be paid by the Company for twelve months following his date of termination; provided, however, that to the extent such 12-month continuation period would otherwise extend beyond March 15th of the calendar year following the calendar year in which the termination occurs, any remaining payments that would otherwise be made to Mr. Kasch after March 15th of the following calendar year will be accelerated and paid in a lump sum on March 15th of the following calendar year.

The description of the Agreement is qualified by reference to the complete Agreement which is filed as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 – Change of Control letter, dated September 7, 2006, by and between Financial Industries Corporation and Vincent L. Kasch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: September 12, 2006	By: /s/ Michael P. Hydanus_
Michael P. Hydanus
Interim Chief Executive Officer